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                                                                     Exhibit 4.5

                         FORM OF 0% SERIES A GLOBAL NOTE

                             [FACE OF SERIES A NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY AND THE SHARES OF SEPRACOR INC. (THE "COMPANY") COMMON STOCK ("COMMON STOCK") ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO

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CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION
AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES WHERE REGISTRATION OR TRANSFER OF THIS SECURITY IS REQUIRED, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER THE RESALE RESTRICTION TERMINATION DATE UPON THE REQUEST OF THE HOLDER AND THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.

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                                  SEPRACOR INC.

                                     Form of
           0% Series A Convertible Senior Subordinated Notes due 2008


No.                                                                     $[_____]

CUSIP No. 817315AR5

       Sepracor Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ________ Dollars (which amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other outstanding Notes, shall not exceed $_________ in aggregate at any time (or $_________ if the option set forth in the Purchase Agreement is exercised in full by the Initial Purchasers)) by adjustments made on the records of the Trustee, as Custodian of the Depositary, in accordance with the rules and procedures of the Depositary) on December 15, 2008, and Liquidated Damages in the manner, at the rates and to the persons set forth in the Registration Rights Agreement.

       Payment of the principal of and Liquidated Damages accrued on this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of the holder of this Note, at the Corporate Trust Office, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; PROVIDED, HOWEVER, Liquidated Damages may be paid by check mailed to your address as it appears in the Note register; PROVIDED FURTHER, HOWEVER, that, with respect to any holder of Notes with an aggregate principal amount equal to or in excess of $2,000,000, at the request of such holder in writing to the Company, Liquidated Damages on such holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such holder from time to time to the Trustee and paying agent (if different from the Trustee) at least two days prior to the applicable record date; provided that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and paying agent (if different from Trustee) at least two days prior to the applicable record date.

       Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and Liquidated Damages on this Note to the prior payment in full of all Senior Obligations as defined in the Indenture and provisions giving the holder of this Note the right to

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convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

       This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State (without regard to the conflicts of laws provisions thereof).

       This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

                  [Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                            SEPRACOR INC.


                                            By:
                                               ---------------------------------
                                                   Name:
                                                   Title:

Attest:


---------------------------------
Name:
Title:

Dated: December 12, 2003


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

JPMORGAN CHASE BANK,
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.


By:
   --------------------------------
      Authorized Signatory

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                           [REVERSE OF SERIES A NOTE]

                                  SEPRACOR INC.

           0% Series A Convertible Senior Subordinated Notes due 2008


       This Note is one of a duly authorized issue of Notes of the Company, designated as its 0% Series A Convertible Senior Subordinated Notes due 2008 (herein called the "Notes"), limited to the aggregate principal amount of $____________ (or $______________ if the option set forth in the Purchase Agreement is exercised in full by the Initial Purchasers) all issued or to be issued under and pursuant to an Indenture dated as of December 12, 2003 (herein called the "Indenture"), between the Company and JPMorgan Chase Bank, (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

       In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and accrued Liquidated Damages, if any, on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

       The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of Liquidated Damages thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on repurchase thereof, impair, or change in any respect adverse to the holder of Notes, the obligation of the Company to repurchase any Note at the option of the holder upon the happening of a Designated Event, or impair or adversely affect the right of any Noteholder to institute suit for the payment thereof, or change the currency in which the Notes are payable, or impair or change in any respect adverse to the Noteholders the right to convert the Notes into Common Stock or any other property receivable upon conversion subject to the terms set forth in the Indenture, or modify the provisions of the Indenture with respect to the subordination of the Notes in a manner adverse to the Noteholders, reduce the quorum or voting requirements under the Indenture with respect to the Notes, subject to certain exceptions, modify certain provisions of the Indenture relating to these modification provisions, in each case without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of

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Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except (i) a default in the payment of Liquidated Damages or premium, if any, on, or the principal of, the Notes when due which default has not been cured, (ii) a failure by the Company to convert any Notes into Common Stock or (iii) a default in respect of a covenant or provisions of the Indenture which under Article XI of the Indenture cannot be modified or amended without the consent of the holders of all Notes then outstanding. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

       The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Obligations of all Senior Obligations of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney in fact for such purpose.

       No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and Liquidated Damages on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

       The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

       The Notes will not be redeemable by the Company.

       The Notes are not subject to redemption through the operation of any sinking fund.

       Upon the occurrence of a "Designated Event," the Noteholder has the right, at such holder's option, to require the Company to repurchase all of such holder's Notes or any portion

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thereof (in principal amounts of $1,000 or integral multiples thereof) on the
Designated Event Purchase Date at a price equal to 100% of the principal amount of the Notes such holder elects to require the Company to repurchase, together with accrued and unpaid Liquidated Damages, if any, to but excluding the date fixed for repurchase. The Company or, at the written request of the Company, the Trustee shall mail to all holders of record of the Notes a notice of the occurrence of a Designated Event and of the repurchase right arising as a result thereof on or before the tenth calendar day after the occurrence of such Designated Event.

       Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time following the date of original issuance of the Notes and prior to the close of business on December 15, 2008, to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Company's Common Stock, as said shares shall be constituted at the date of conversion, at the Conversion Rate, as adjusted from time to time as provided in the Indenture, for each $1,000 principal amount of Notes so converted, upon surrender of this Note, together with a conversion notice as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. The initial Conversion Rate shall be 31.3550 shares for each $1,000 principal amount of Notes. No fractional shares of Common Stock will be issued upon any conversion, but an adjustment in cash will be paid to the holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. No adjustment shall be made for dividends or any shares issued upon conversion of such Note except as provided in Section 15.5 of the Indenture.

       Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.

       The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any other conversion agent nor any Note registrar shall be affected by any notice to the contrary. Notwithstanding the foregoing, the Indenture provides that owners of beneficial interests in a Global Note may directly enforce against the Company such owners' right to exchange such beneficial interest for Notes in certificated form. All payments made to or upon the order of such registered holder

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shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

       No recourse for the payment of the principal of or any premium or Liquidated Damages on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

       Terms used in this Note and defined in the Indenture are used herein as therein defined.

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                                  ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT -

                                            ___________________________Custodian
                                                       (Cust)

TEN ENT - as tenants by the entireties      __________________________________
                                                      (Minor)

JT TEN  - as joint tenants with right of
survivorship and not as tenants in common   Uniform Gifts to Minors Act_________
                                                                        (State)

                    Additional abbreviations may also be used
                          though not in the above list.

                                        6
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                           [FORM OF CONVERSION NOTICE]

To: Sepracor Inc.

       The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:
      --------------------------

                                                --------------------------------

                                                --------------------------------
                                                Signature(s)

--------------------------------
Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor
Institution (banks, stock
brokers, savings and loan
associations and credit unions)
with membership in an approved
signature guarantee medallion
program pursuant to Securities
and Exchange Commission
Rule 17Ad-15 if shares of Common
Stock are to be issued, or Notes
to be delivered, other than to
and in the name of the
registered holder.

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Fill in for registration of
shares if to be issued, and
Notes if to be delivered,
other than to and in the name
of the registered holder:

-----------------------------
(Name)

-----------------------------
(Street Address)

-----------------------------
(City, State and Zip Code)

Please print name and address

                                                  Principal amount to be
                                                  converted (if less than all):
                                                  $______,000

                                                  ______________________________
                                                  Social Security or Other
                                                  Taxpayer Identification Number


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                       [FORM OF OPTION TO ELECT REPAYMENT

                            UPON A DESIGNATED EVENT]

To: Sepracor Inc.

       The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Sepracor Inc. (the "Company") as to the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, together with accrued Liquidated Damages to, but excluding, such date, to the registered holder hereof.

       Dated:
             ----------------

                                                 -------------------------------

                                                 -------------------------------
                                                 Signature(s)


                                                 _______________________________
                                                 Social Security or Other
                                                 Taxpayer Identification Number

                                                 Principal amount to be repaid
                                                 (if less than all):
                                                 $______,000

                                                 NOTICE: The above signatures of
                                                 the holder(s) hereof must
                                                 correspond with the name as
                                                 written upon the face of the
                                                 Note in every particular
                                                 without alteration or
                                                 enlargement or any change
                                                 whatever.

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                        [FORM OF ASSIGNMENT AND TRANSFER]

       For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

       In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note (unless such Note is being transferred pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

       / /    *To Sepracor Inc. or a subsidiary thereof; or

       / / *Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

       / / *Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

       and unless the box below is checked, the undersigned confirms that such
Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

       / /    *The transferee is an Affiliate of the Company.

                                       10
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Dated:
      ---------------------

---------------------------------

---------------------------------
Signature(s)

---------------------------------
Signature Guarantee

       Signature(s) must be
guaranteed by an eligible
Guarantor Institution (banks,
stock brokers, savings and loan
associations and credit unions)
with membership in an approved
signature guarantee medallion
program pursuant to Securities
and Exchange Commission
Rule 17Ad-15 if shares of Common
Stock are to be issued, or Notes
to be delivered, other than to
and in the name of the registered
holder.

       NOTICE: The signature on the conversion notice, the option to elect repurchase upon a Designated Event or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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